UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

Callisto Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32325	13-3894575
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609

New York, New York 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                         Entry into a Material Definitive Agreement

On December 10, 2010, Callisto Pharmaceuticals, Inc. (the “Company”) closed a Note and Warrant Exchange Agreement with the holders of  its outstanding $603,163 aggregate principal amount  6% Secured Promissory Notes due April 30, 2011 (the “Notes”) which were issued in December 2008 and common stock purchase warrants exercisable for 68,889,286 shares of common stock (the “Warrants”) pursuant to which such holders exchanged the Notes plus accrued interest and the Warrants for an aggregate 72,355,770 shares of common stock.  The Company entered into the Note and Warrant Exchange Agreement with such holders in order to simplify its capital structure.  As of December 16, 2010, 157,509,404 shares of common stock are issued and outstanding.

Item 3.02                                            Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the shares of common stock issued to the holders of the Notes and Warrants.  Each of the recipients of the shares of common stock represented that they were accredited investors and the Company did not make any general solicitation in connection with the issuance of the shares of common stock.  The issuance of the shares of common stock was made pursuant to Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2010

CALLISTO PHARMACEUTICALS, INC.

	By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
Chief Executive Officer